AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
IATROS HEALTH NETWORK INC.
_____________

The Certificate of Incorporation of Iatros Health Network, Inc., originally filed with the Secretary of the State of Delaware on June 16, 1988, under the name Neo Corp. is hereby amended and restated as follows:

FIRST: The name of the corporation (hereinafter called the "Corporation") is

PHOENIX HEALTHCARE CORPORATION

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road; City of Wilmington, County of New Castle and the name of the registered agent of the Corporation in the State of Delaware is The Prentice Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty Five Million (55,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, all of a par value of $.001 and Five Million (5,000,000) shares of Preferred Stock, all of a par value of $0.001.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares to Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the General Corporation Law of the State of Delaware, as the same be amended and supplemented.

TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the Slate of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

I, THE UNDERSIGNED, acknowledge that the foregoing Amended and Restated Certificate of Incorporation is the act and deed of the Corporation, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand and seal this 29th day of April, 1999.

/s/ RONALD E. LUSK
Ronald E. Lusk
Chairman and Chief Executive Officer

AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF PHOENIX HEALTHCARE CORPORATION

WHEREAS, the Board of Directors of Phoenix Healthcare Corporation (the “Corporation”) has authorized an increase in the number of shares of the Corporation’s common stock available for issuance under its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

ACCORDINGLY, the Corporation hereby amends the Certificate of Incorporation as follows:

The FOURTH article of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred and Fifty Five Million (255,000,000), consisting of Two Hundred and Fifty Million (250,000,000) shares of Common Stock, all of a par value of $0.001 and Five Million (5,000,000) shares of Preferred Stock, all of a par value of $0.001.”

________________________________________________________________________

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Amendment as of June 12, 2000.

PHOENIX HEALTHCARE CORPORATION

By: /s/ ROBERT J. STARZYK
Name: Robert J. Starzyk
Title: Chief Financial Officer and EVP

AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF PHOENIX HEALTHCARE CORPORATION

WHEREAS, the Board of Directors of Phoenix Healthcare Corporation (the “Company”) has authorized a change of name of the Company to The Phoenix Group Corporation under its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

WHEREAS, a majority of stockholders of the Company’s common stock approved the change of name of the Company to The Phoenix Group Corporation as of August 12, 2000.

ACCORDINGLY, the Company hereby amends the Certificate of Incorporation as follows:

The FIRST article of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The name of the corporation (hereinafter called the “Corporation”) is The Phoenix Group Corporation.”

________________________________________________________________________

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment as of August 12, 2000.

PHOENIX HEALTHCARE CORPORATION

By: /s/ KATHRYN D. FULLER
Name: Kathryn D. Fuller
Title: Corporate Secretary

CERTIFICATE OF CORRECTION FILED TO CORRECT
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

The Phoenix Group Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is The Phoenix Group Corporation.

2. That an Amended and Restated Certificate of Incorporation of Iatros Health Network, Inc. was filed with the Secretary of State of Delaware on April 29, 1999 (changing the corporate name to Phoenix Healthcare Corporation) (the “Certificate”), and that the Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3. The defect of the Certificate resulted from an unintentional deletion of the terms of the Corporation’s preferred stock and is to be corrected as follows:

4. Article Four of the Certificate reads “The total number of shares of stock which the Corporation shall have authority to issue is Fifty Five Million (55,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, all of a par value of $.001 and Five Million (5,000,000) shares of Preferred Stock, all of a par value of $0.001. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.”

5. Article Four of the Certificate should be corrected to read "The total number of shares of stock which the Corporation shall have authority to issue is Fifty Five Million (55,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, all of a par value of $.001 and Five Million (5,000,000) shares of Preferred Stock, all of a par value of $0.001. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the share of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

Of the authorized Preferred Stock, 533,333 shares are designated as "Series A Senior Convertible Preferred Stock" and 300,000 shares are designated as "Series B Preferred Stock," the powers, preferences, relative participating, optional and other special rights, qualifications, limitations, and restrictions of which are set forth in Exhibit A attached hereto and incorporated by reference."

________________________________________________________________________

IN WITNESS WHEREOF, The Phoenix Group Corporation has caused this Certificate of Correction Filed to Correct the Amended and Restated Certificate to be signed, on its behalf by Ronald E. Lusk, its Chairman and Chief Executive Officer, this 4th day of December, 2000.

THE PHOENIX GROUP CORPORATION

By: /s/ KATHRYN D. FULLER
Kathryn D. Fuller
Corporate Secretary

EXHIBIT A
DESIGNATION OF RIGHTS, PREFERENCES AND POWERS
OF SERIES A SENIOR CONVERTIBLE PREFERRED STOCK AND
SERIES B PREFERRED STOCK

The designation, powers, preferences and relative, participating, optional and other special rights with respect to the Series A Senior Convertible Preferred Stock and the Series B Preferred Stock of The Phoenix Group Corporation, a Delaware corporation (hereinafter referred to as the "Corporation" or the "Company"), and the qualifications, limitations and restrictions thereof, are as set forth below (defined terms used herein and not otherwise defined shall have the meanings assigned to them in the Corporation's Amended and Restated Certificate of Incorporation, as amended):

1. Creation and Designation of Series A Convertible Preferred Stock; Number of Shares. The series of Preferred Stock designated and known as "Series A Senior Convertible Preferred Stock" shall consist of 533,333 shares. The series of Preferred Stock designated and known as "Series B Preferred Stock" shall consist of 300,000 shares.

2. Voting.

A. General. Each holder of Series A Senior Convertible Preferred Stock shall have the right to vote at, or to participate in, any meeting of stockholders of the Corporation, and to receive any notice of such meeting. Each holder of Series A Senior Convertible Preferred Stock shall be entitled to cast one vote for every share of Common Stock issuable upon conversion of the Series A Senior Convertible Preferred Stock on all matters that are submitted to stockholders of the Corporation for stockholder vote. Except as required by law, neither the shares of Common Stock nor the Series A Senior Convertible Preferred Stock shall vote as a separate class but shall be voted together as one class on all other matters. Except as may be otherwise provided herein or by law, the holders of the Series B Preferred Stock shall have no voting rights.

B. Board Size. So long as there are any shares of Preferred Stock outstanding, the number of directors of the Board of Directors of the Corporation shall be fixed at six (6); provided, however, that such number may be changed by the written consent or affirmative vote, given in writing or by vote at a meeting, of the holders of at least a majority of the then outstanding shares of the Series A Senior Convertible Preferred Stock and Common Stock voting together as one class. From and after such time as there shall no longer be any shares of Series A Senior Convertible Preferred Stock issued and outstanding, the number of directors of the Board of Directors shall be fixed and determined by the majority vote of the Board of Directors of the Corporation.

C. Board Size if Cumulative Dividends in Arrears. In the event that, at any time the Series A Senior Convertible Preferred Stock remains outstanding, the Cumulative Dividends (as herein defined) shall be in arrears in an amount equal to two (2) full quarterly dividend payments thereon, the number of directors shall be increased by one (1) additional director, and the holders of Series A Senior Convertible Preferred Stock, in addition to any other right to vote in elections of directors provided for in this paragraph 2 voting separately as a single class, shall be entitled to elect one (1) additional member of the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this paragraph 2. Thereafter, for any period that the Cumulative Dividends are in arrears in an amount equal to two (2), additional full quarterly dividend payments thereon, the holders of the Series A Senior Convertible Preferred Stock shall have the right to elect one (1) additional director; provided, however, the total number of directors elected by the holders of the Series A Senior Convertible Preferred Stock shall not exceed seven (7) directors. Such voting rights of the holders of Series A Senior Convertible Preferred shall not exceed seven (7) directors. Such voting rights of the holders of Series A Senior Convertible Preferred Stock shall continue until all Cumulative Dividends thereon shall have been paid in full, whereupon the respective terms of the additional directors elected by the holders of the Series A Senior Convertible Preferred Stock shall, upon receipt by all holders of Series A Senior Convertible Preferred Stock in immediately available funds representing payment in full of all Cumulative Dividends, expire and the number of directors constituting the full Board of Directors be decreased to that number at which it was prior to the operations of this paragraph.

D. Special Meeting. At any time when the right of the holders of Series A Senior Convertible Preferred Stock to elect additional directors of the Corporation pursuant to paragraph 2C above shall have so vested, the Corporation, upon the written request of the holders of the Series A Senior Convertible Preferred Stock owning twenty percent (20%) of more of the then outstanding shares of the Series A Senior Convertible Preferred Stock, shall call a special meeting of the holders of the Series A Senior Convertible Preferred Stock for the purpose of designating the person or persons who shall serve in the position created by the default in the payments of the Cumulative Dividends. In the case of such written request, such special meeting shall be held within ten (10) days following the delivery of such request, at the time and place specified in the request. Any actions taken by the holders of the Series A Senior Convertible Preferred Stock may be taken by written consent of the holders of the majority of the shares of the Series A Senior Convertible Preferred Stock then outstanding.

E. Change in Board Size. Whenever the number of directors of the Corporation shall have been increased as provided in this paragraph 2, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-laws of the Corporation and these Articles of Amendment. No such action shall impair the right of the holders of the Series A Senior Convertible Preferred Stock to elect and to be represented by up to that number of directors as provided in this paragraph 2.

3. Dividends.

A. Cumulative Dividends. Notwithstanding anything herein to the contrary, the holders of the Series A Senior Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, dividends at the rate per annum of $.30 on each outstanding share of Series A Senior Convertible Preferred Stock (the "Cumulative Dividends"). No dividends shall be paid by the Corporation on any shares of Common Stock or Preferred Stock, other than the Series A Senior Convertible Preferred Stock, unless all then accrued Cumulative Dividends are simultaneously paid on all shares of Series A Senior Convertible Preferred Stock. Any partial payment of then accrued Cumulative Dividends to holders of Preferred Stock shall be made ratably in proportion to the full amount of accrued Cumulative Dividends to which each such holder is then entitled. Cash distributions (other than distributions on dissolution) may be declared and paid upon shares of Common Stock in any calendar quarter of the Corporation only if cash dividends have been paid or declared and set apart upon all shares of Series A Senior Convertible Preferred Stock in an amount equal to all accrued and unpaid Cumulative Dividends. Cumulative Dividends shall be cumulative and accrue ratably from and after the date of issuance of the Series A Senior Convertible Preferred Stock, for each day that shares of Series A Senior Convertible Preferred Stock are outstanding and shall be payable in quarterly installments to holders of record of the Series A Senior Convertible Preferred Stock on September 30, 1994, and following thereafter to holders of record of the Series A Senior Convertible Preferred Stock on each of December 31, March 3l, June 30 and September 30 (each of such dates being hereinafter referred to as a "Dividend Record Date"), to the extent funds are legally available therefor, to holders of record of shares of Series A Senior Convertible Preferred Stock at the close of business on the last business day immediately preceding each Dividend Payment Date. Cumulative Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative; provided, however, that except as provided in paragraph 4, the Corporation shall be under no obligation to pay such Cumulative Dividends unless so declared by the Board of Directors, and provided, further, that upon conversion of any shares of Series A Senior Convertible Preferred Stock in accordance with the provisions of paragraph 6 hereof, the holder of such shares of Series A Senior Convertible Preferred Stock shall not be entitled to receive the Cumulative Dividends which have accrued to the date of such conversion (unless otherwise entitled thereto pursuant to the provisions hereof), and shall cease to have any right to Cumulative Dividends hereunder.

B. Distribution Other than Cash. At any time prior to July 1, 1996 that Cumulative Dividends are paid to the holder of Series A Senior Convertible Preferred Stock, pursuant to the terms of this paragraph 3, the Corporation shall have the right to declare in that calendar quarter a Cumulative Dividend payable in cash (as provided in subparagraph 3A hereof) or payable in Common Stock. The value of any payment of such Cumulative Dividend in Common Stock shall be the market value of the Common Stock based upon the average of the closing bid prices of the Common Stock as reported by NASDAQ for the twenty (20) trading days prior to issuance, which, if the shares are restricted as to transfer shall be reduced for lack of marketability by an amount agreed upon by the Corporation and the majority of the holders of the Series A Senior Convertible Preferred Stock, or if no such market exists as reasonably determined by the Board of Directors of the Corporation as of the Dividend Record Date.

C. Other Dividends. The holders of the Series B Preferred Stock shall not be entitled to receive any dividends on the shares of the Series B Preferred Stock. Subject to the rights of the holders of the Series A Senior Convertible Preferred Stock, the holders of the Common Stock shall be entitled to dividends when, as and if declared by the Board of Directors of the Corporation.

4. Liquidation.

A. Senior Liquidation Payments. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (herein referred to as a "Liquidation"), the holders of the shares of the Series A Senior Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from the Corporation's capital, surplus, or earnings, before any distribution or payment is made upon the Series B Preferred Stock (such series, together with any and all other Preferred Stock hereafter designated issued, being referred to collectively herein as "Non-Senior Preferred Stock") or upon the Common Stock, to a liquidation distribution in an amount equal to the greater of (i) $3.75 per share, plus, an amount equal to all Cumulative Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such Liquidation (such amount payable with respect to one share of Series A Senior Convertible Preferred Stock being sometimes referred to as the "Senior Liquidation Payment" and with respect to all shares of Series A Senior Convertible Preferred Stock being sometimes referred to as the "Senior Liquidation Payments"). If upon such Liquidation the assets to be distributed among the holders of the Series A Senior Convertible Preferred Stock shall be insufficient to permit payment to the holders of the Series A Senior Convertible Preferred Stock of the full amounts of their Senior Liquidation Payments as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed among the holders of the Series A Senior Convertible Preferred Stock ratably among all holders in proportion to the full amount of their respective Senior Liquidation Payments.

B. Non-Senior Liquidation payments. Upon any Liquidation, after the holders of the Series A Senior Convertible Preferred Stock shall have been paid in full the Senior Liquidation Payments, and before the holders of Common Stock shall be paid any amounts, the holders of the shares of Non-Senior Convertible Preferred Stock shall be entitled to be paid an amount equal to $1.00 per share of Series B Preferred Stock then outstanding (the "Non-Senior Liquidation Payments").

C. Distribution of Remaining Assets. Upon any such Liquidation, after the holders of Preferred Stock shall have been paid in full the Senior Liquidation Payments and the Non-Senior Liquidation Payments to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled to be paid an amount equal to the remaining net assets of the Corporation, which shall be distributed ratably in proportion to the number of shares held among the holders of Common Stock.

D. Notice. Written notice of such Liquidation stating a payment date, the amount of Liquidation Payments, and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, facsimile, or by telex not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Preferred Stock such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity, or affiliate thereof, and sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, within the meaning of the provisions of this paragraph 4.

5. Restrictions.

A. Series A Senior Convertible Preferred Stock. At any time when shares of Series A Senior Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least a majority of the then outstanding shares of Series A Senior Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not.

(i) Create or authorize the creation of any additional class or series of shares of stock, unless the same ranks junior to the Series A Senior Convertible Preferred Stock as to the distribution of assets on Liquidation, or increase the authorized amount of the Preferred Stock or increase the authorized amount of any other class or series of shares of stock unless the same ranks junior to the Series A Senior Convertible Preferred Stock as to the distribution of assets on Liquidation, or create or authorize any obligation or security convertible into shares of Preferred Stock, or into shares of any other class or series of stock unless the same ranks junior to the Series A Senior Convertible Preferred Stock as to the distribution of assets on Liquidation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

(ii) Except as set forth herein, purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Settler Convertible Preferred Stock. except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from the former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by any such former employee to the Corporation for such shares; or

(iii) Redeem or otherwise acquire any shares of Preferred Stock or any other class or series of shares except pursuant to a purchase offer made pro rata to all holders of the shares of the Series A Senior Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of such Series A Senior Convertible Preferred Stock then held by each such holder.

6. Conversions. The holder of shares of Series A Senior Convertible Preferred Stock shall have the following conversion rights:

A. Right to Convert. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Series A Senior Convertible Preferred Stock shall have the right, at its option at any time following the first anniversary of the date of issuance of the Series A Senior Convertible Preferred Stock, to convert all such shares of Series A Senior Convertible Preferred Stock (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business day fixed for payment of the Liquidation Payment distributable on the Series A Senior Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained with respect to shares of Series A Senior Convertible Preferred Stock by (A) multiplying the number of shares of Series A Senior Convertible Preferred Stock by $3.75 and (B) dividing the product thereof by the Conversion Price as hereinafter defined. As used in the foregoing sentence, the Conversion Price shall be the Conversion Pries as last adjusted in accordance with the terms of this paragraph 6 and in effect at the date any share or shares of Series A Senior Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). As of the date of the filing of this Amendment, the Conversion Price shall be $3.75, which Conversion Price shall be subject to adjustment in accordance with this paragraph 6. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of his or her Series A Senior Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Senior Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with addresses) in which the certificate or certificates for shares of Common Stuck shall be issued.

B. Issuance of Certificates: Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Senior Convertible Preferred Stock to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to the holder, registered in such name or names as such holder may direct a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Senior Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation, and the certificate or certificate; for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Senior Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificates or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Senior Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Cumulative Dividends, accrued and unpaid on the shares of Series A Senior Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series A Senior Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of the appropriate series of Series A Senior Convertible Preferred Stock represented by the certificate or Certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Senior Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 6E and 6P, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for consideration per share (i) less than $3.75 (such amount being subject to equitable adjustment for reorganizations, stock splits, stock dividends and the like) and (ii) less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to a price determined by dividing (x) an amount equal to the sum of (i) $2,000,000 plus (ii) the aggregate consideration, if any, received by the Corporation for all Common Stock issued on or after the date hereof (the "Purchase Date"); by (y) an amount equal to the sum of (i) 533,333 plus (ii) the number of shares of Common Stock issued since the Purchase Date.

For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption or otherwise) any warrants or other rights to subscribed for or to purchase, or any options for the purchase of Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercises of all such Options, plus, in the case of such Options which relate to Convertible Securities the minimum aggregate amount of additional considerations, if any, payable upon the issue or sale of such Convertible Securities, payable upon the issue or sale of such Convertible Securities and upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof , by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding; provided, however, that the terms of this paragraph shall not apply if the Corporation is the party to a merger, consolidation or share exchange. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the Issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon any exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale, provided, however, that the terms of this paragraph shall not apply if the Corporation is the Party to a merger, consolidation or share exchange.

(3) Change in Option Price of Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding providing for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduce; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities referred to in subparagraphs 6D(1), 6D(2) or 6D(3), the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any capital stock of the Corporation payable in Common Stock (except for dividends or distributions of Common Stock issued to the holder of the Corporation's issued and outstanding Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received thereof shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as reasonably determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

(8) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking all of such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Senior Convertible Preferred Stock against impairment.

(9) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for any shares of Series A Senior Convertible Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Senior Convertible Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Senior Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holders shall of Series A Senior Convertible Preferred Stock.

E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (i) up to 533,333 shares (appropriately adjusted to reflect the occurrence of any event describe in subparagraph 6F or 6G (a "Recapitalization"), of Common Stock issued upon conversion of any of the Series A Senior Convertible Preferred Stock, or (ii) up to 2,000,000 shares of Common Stock to be issued contemporaneously with the issuance of the Series A Senior Convertible Preferred Stock, or (iii) up to 500,000 shares (as adjusted for a Recapitalization of Common Stock) to employees of the Corporation pursuant to stock options or stock purchase plans approved by the Board of Directors of the Corporation or (iv) any shares issuable pursuant to options, warrants, or convertible securities which are outstanding as of the date of filing hereof or are described in the Private Placement Term Sheet of the Company date July 14, 1994.

F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionally reduced, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Senior Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares or shares of Series A Senior Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

H. Notice Of Adjustment. Upon any adjustment of the Conversion Price of any shares of Series A Senior Convertible Preferred Stock, the Corporation shall give written notice thereof by first class mail, postage prepaid, facsimile or by telex, addressed to each holder of shares of such Series A Senior Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

I. Other Notices. In case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock or Non-Senior Preferred Stock payable in cash or stock or make any other distribution to the holders of its Common Stock or Non-Senior Preferred Stock;

(2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock or Non-Senior Preferred Stock any additional shares of stock of any class or the rights to acquire any shares of stock of any class;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities;

(4) there shall be voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(5) the Corporation shall be in default under any of its material contracts, agreements, commitments or instruments;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex, addressed to each holder of any shares of Series A Senior Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up as the case may be.

J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Senior Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Senior Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of the applicable law or regulation or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Common Stock if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Senior Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation, but shall promptly use its best efforts to cause its Certificate of Incorporation to be so amended to permit such issuance.

K. No Reissuance of Series A Senior Convertible Preferred Stock. Shares of Series A Senior Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall be canceled at the time of such conversion and shall not thereafter be reissued by the Corporation.

L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Senior Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of Series A Senior Convertible Preferred Stock which is being converted.

M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Senior Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Senior Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Senior Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

N. Definition of Common Stock. As used herein the term "Common Stock" shall, mean and include the Corporation's authorized Common Stock par value $.001 per share, as constituted on the date of filing of these terms of the Series A Senior Convertible Preferred Stock and Series B Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Senior Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of the reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

O. Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $20,000,000 and (ii) the price paid by the public for such shares of Common Stock shall be at least $8.00 per share (adjusted for any Recapitalization), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of the Preferred Stock shall automatically convert to shares of common Stock.

P. Right of First Refusal and Mandatory Conversion to New Series of Preferred Stock.

(1) The Corporation shall, prior to the issuance by the Corporation of any of its securities (other than debt securities with no equity feature), offer to each holder of the Series A Senior Convertible Preferred Stock, by written notice the right, for a period of ten (10) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the holder of such Preferred Stock pursuant to this paragraph 6P shall not apply to securities issued (A) upon conversion of any of the Series A Senior Convertible Preferred Stock, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to warrants, options and convertible securities which are outstanding as of the date of filing this Certificate of Designation or are otherwise described in subparagraph 6E (iv) above, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of options to purchase Common Stock granted to employees of the Corporation, not to exceed in the aggregate [1,500,000] shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to options outstanding as of the date of filing of this Certificate of Designation stating the terms of the Preferred Stock (the shares exempted by this clause (F) being hereinafter to as the "Reserved Employee Shares") and (G) upon the exercise of any right which was not itself in violation of the terms of this paragraph 6P. The Corporation's written notice to the holders of the Series A Senior Convertible Preferred Stock shall describe the securities proposed to be issued by the Corporation and specify the number, price and payment terms. Each holder of the Series A Senior Convertible Preferred Stock may accept the Corporation's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Corporation prior to the expiration of the aforesaid thirty (30) day period, in which event the Corporation shall promptly sell and such holder of such Series A Senior Convertible Preferred stock shall buy, upon the terms specified, the number of securities agreed to be purchased by such holder. Notwithstanding the foregoing, if the holders, of the Series A Senior Convertible Preferred Stock, agree, in the aggregate, to purchase more than the full number of securities offered by the Corporation, then each holder of such Series A Senior Convertible Preferred Stock accepting the Corporation's offer shall first be allocated the lesser of (i) the number of securities which such holder agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by the Corporation multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such holder as of the date of the Corporation's notice of offer (treating such holder, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such holder upon conversion, exercise or exchange of all securities (including but not limited to the Series A Senior Convertible Preferred Stock) held by such holder on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock and the denominator of which shall be the aggregate number of shares of outstanding Common Stock (calculated on an as-converted basis) (a "Pro Rata Share"), and the balance of the securities (if any) offered by the Corporation shall be allocated among the holders accepting the Corporation offer in proportion, to their relative equity ownership interests in the Corporation (calculated as aforesaid), provided that the holder shall be allocated more than the number of securities which such holder agreed to purchase and provided further that in cases covered by this sentence all holders shall be allocated among them the full number of securities offered by the Corporation. With respect to each future issuance of securities which is subject to the first refusal rights of this paragraph 6P and to which the provisions of paragraph 6D hereof would apply, each holder of the Series A Senior Convertible Preferred Stock that fails to purchase its Pro Rata Share of such Securities pursuant to this paragraph 6P (with respect to the particular issuance of securities then subject to the first refusal rights of this paragraph 6P) shall not be entitled to the anti-dilution adjustment provisions set forth in subparagraph 6D hereof with respect to such dilutive issuance, and all of such nonparticipating holder's shares shall automatically be converted into an equal number of shares of Series B Preferred Stock, concurrently with the issuance of the subject securities. The grant of the right to acquire shares of the Series A Senior Convertible Preferred Stock and the issuance of such shares, shall be treated as an issuance of securities which is subject to the first refusal rights of this paragraph 6P and to which the provision of paragraph 6D hereof would apply and shall be subject to the provision of the foregoing sentence.

(2) The Corporation shall be free at any time prior to ninety (90) days after the date of its notice of offer to the holders of the Series A Senior Convertible Preferred Stock, to offer and sell to any third party or parties the number of such securities not agreed by such holders to be purchased by them, at a price and on payment terms no less favorable to the Corporation than those specified in such notice of offer to such holders. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Corporation shall not sell such securities as shall not have been purchased within such period without again complying with this paragraph 6P.

9. Preemptive Rights. Except as provided in paragraph 6 hereof, the holders of Series A Senior Convertible Preferred Stock shall not be entitled as of right to subscribe for any additional securities of the Corporation.

8. Redemption Provisions. Except as otherwise expressly provided or required by law, neither the Series A Senior Convertible Preferred Stock nor the Series B Preferred Stock may be redeemed.

10. Amendments. No provision of these terms of the Series A Senior Convertible Preferred Stock and Series B Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Senior Convertible Preferred Stock, voting separately as a single series.

CERTIFICATE OF CORRECTION FILED TO CORRECT
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION, AS AMENDED

The Phoenix Group Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is The Phoenix Group Corporation.

2. That an Amended and Restated Certificate of Incorporation of Iatros Health Network, Inc. was filed with the Secretary of State of Delaware on April 29, 1999 (changing the corporate name to Phoenix Healthcare Corporation) (the “Certificate”), which Certificate was amended by the Amendment to the Amended and Restated Certificate of Incorporation of Phoenix Healthcare Corporation filed June 12, 2000 (increasing the number of shares authorized) and further amended by the Amendment to the Amended and Restated Certificate of Incorporation of Healthcare Corporation filed September 15, 2000 (changing the corporate name to The Phoenix Healthcare Corporation filed September 15, 2000 (changing the corporate name to The Phoenix Group Corporation) (as twice amended, the "Certificate, as Amended") and that such Certificate, as amended requires corrections as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3. The defect of the Certificate resulted from an unintentional deletion of the terms of the Corporation’s preferred stock and is to be corrected as follows:

4. Article Four of the Certificate, as Amended, reads "The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred and Fifty Five Million (255,000,000), consisting of Two Hundred and Fifty Million (250,000,000) shares of Common Stock, all of a par value of $0.001 and Five Million (5,000,000) shares of Preferred Stock, all of a par value of $0.001."

5. Article Four of the Certificate, as Amended, should be corrected to read "The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred and Fifty Five Million (255,000,000), consisting of Two Hundred and Fifty Million (250,000,000) shares of Common Stock, all of a par value of $0.001 and Five Million (5,000,000) shares of Preferred Stock, all of a par value of $0.001

Of the authorized Preferred Stock, 533,333 shares are designated as "Series A Senior Convertible Preferred Stock" and 300,000 shares are designated as "Series B Preferred Stock," the powers, preferences, relative participating, optional and other special rights, qualifications, limitations, and restrictions of which are set forth in Exhibit A attached hereto and incorporated by reference."

________________________________________________________________________

IN WITNESS WHEREOF, The Phoenix Group Corporation has caused this Certificate of Correction Filed to Correct the Amended and Restated Certificate to be signed, on its behalf by Kathryn D. Fuller, its Corporate Secretary, this 4th day of December, 2000.

THE PHOENIX GROUP CORPORATION

By: /s/ KATHRYN D. FULLER
Kathryn D. Fuller
Corporate Secretary

EXHIBIT A
DESIGNATION OF RIGHTS, PREFERENCES AND POWERS
OF SERIES A SENIOR CONVERTIBLE PREFERRED STOCK AND
SERIES B PREFERRED STOCK

The designation, powers, preferences and relative, participating, optional and other special rights with respect to the Series A Senior Convertible Preferred Stock and the Series B Preferred Stock of The Phoenix Group Corporation, a Delaware corporation (hereinafter referred to as the "Corporation" or the "Company"), and the qualifications, limitations and restrictions thereof, are as set forth below (defined terms used herein and not otherwise defined shall have the meanings assigned to them in the Corporation's Amended and Restated Certificate of Incorporation, as amended):

1. Creation and Designation of Series A Convertible Preferred Stock; Number of Shares. The series of Preferred Stock designated and known as "Series A Senior Convertible Preferred Stock" shall consist of 533,333 shares. The series of Preferred Stock designated and known as "Series B Preferred Stock" shall consist of 300,000 shares.

2. Voting.

A. General. Each holder of Series A Senior Convertible Preferred Stock shall have the right to vote at, or to participate in, any meeting of stockholders of the Corporation, and to receive any notice of such meeting. Each holder of Series A Senior Convertible Preferred Stock shall be entitled to cast one vote for every share of Common Stock issuable upon conversion of the Series A Senior Convertible Preferred Stock on all matters that are submitted to stockholders of the Corporation for stockholder vote. Except as required by law, neither the shares of Common Stock nor the Series A Senior Convertible Preferred Stock shall vote as a separate class but shall be voted together as one class on all other matters. Except as may be otherwise provided herein or by law, the holders of the Series B Preferred Stock shall have no voting rights.

B. Board Size. So long as there are any shares of Preferred Stock outstanding, the number of directors of the Board of Directors of the Corporation shall be fixed at six (6); provided, however, that such number may be changed by the written consent or affirmative vote, given in writing or by vote at a meeting, of the holders of at least a majority of the then outstanding shares of the Series A Senior Convertible Preferred Stock and Common Stock voting together as one class. From and after such time as there shall no longer be any shares of Series A Senior Convertible Preferred Stock issued and outstanding, the number of directors of the Board of Directors shall be fixed and determined by the majority vote of the Board of Directors of the Corporation.

C. Board Size if Cumulative Dividends in Arrears. In the event that at any time the Series A Senior Convertible Preferred Stock remains outstanding, the Cumulative Dividends (as hereinafter defined) shall be in arrears in an amount equal to two (2) full quarterly dividend payments thereon, the number of directors shall be increased by one (1) additional director, and the holders of Series A Senior Convertible Preferred Stock, in addition to any other right to vote in elections of directors provided for in this paragraph 2, voting separately as a single class, shall be entitled to elect one (1) additional member of the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this paragraph 2. Thereafter, for any period that the Cumulative Dividends are in arrears in an amount equal to two (2), additional full quarterly dividend payments thereon, the holders of the Series A Senior Convertible Preferred Stock shall have the right to elect one (1) additional director; provided, however, the total number of directors elected by the holders of the Series A Senior Convertible Preferred Stock shall not exceed seven (7) directors. Such voting rights of the holders of Series A Senior Convertible Preferred Stock shall continue until continue until all Cumulative Dividends thereon shall have been paid in full, whereupon the respective terms of the additional directors elected by the holders of the Series A Senior Convertible Preferred Stock shall, upon receipt by all holders of Series A Senior Convertible Preferred Stock in immediately available funds representing payment in full of all Cumulative Dividends, expire and the number of directors constituting the full Board of Directors be decreased to that number at which it was prior to the operations of this paragraph.

D. Special Meeting. At any time when the right of the holders of Series A Senior Convertible Preferred Stock to elect additional directors of the Corporation pursuant to paragraph 2C above shall have so vested, the Corporation, upon the written request of the holders of the Series A Senior Convertible Preferred Stock owning twenty percent (20%) of more of the then outstanding shares of the Series A Senior Convertible Preferred Stock, shall call a special meeting of the holders of the Series A Senior Convertible Preferred Stock for the purpose of designating the person or persons who shall serve in the position created by the default in the payments of the Cumulative Dividends. In the case of such written request, such special meeting shall be held within ten (10) days following the delivery of such request, at the time and place specified in the request. Any actions taken by the holders of the Series A Senior Convertible Preferred Stock may be taken by written consent of the holders of the majority of the shares of the Series A Senior Convertible Preferred Stock then outstanding.

E. Change in Board Size. Whenever the number of directors of the Corporation shall have been increased as provided in this paragraph 2, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-laws of the Corporation and these Articles of Amendment. No such action shall impair the right of the holders of the Series A Senior Convertible Preferred Stock to elect and to be represented by up to that number of directors as provided in this paragraph 2.

3. Dividends.

A. Cumulative Dividends. Notwithstanding anything herein to the contrary, the holders of the Series A Senior Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, dividends at the rate per annum of $.30 on each outstanding share of Series A Senior Convertible Preferred Stock (the "Cumulative Dividends"). No dividends shall be paid by the Corporation on any shares of Common Stock or Preferred Stock, other than the Series A Senior Convertible Preferred Stock, unless all then accrued Cumulative Dividends are simultaneously paid on all shares of Series A Senior Convertible Preferred Stock. Any partial payment of then accrued Cumulative Dividends to holders of Preferred Stock shall be made ratably in proportion to the full amount of accrued Cumulative Dividends to which each such holder is then entitled. Cash distributions (other than distributions on dissolution) may be declared and paid upon shares of Common Stock in any calendar quarter of the Corporation only if cash dividends have been paid or declared and set apart upon all shares of Series A Senior Convertible Preferred Stock in an amount equal to all accrued and unpaid Cumulative Dividends. Cumulative Dividends shall be cumulative and accrue ratably from and after the date of issuance of the Series A Senior Convertible Preferred Stock, for each day that shares of Series A Senior Convertible Preferred Stock are outstanding and shall be payable in quarterly installments to holders of record of the Series A Senior Convertible Preferred Stock on September 30, 1994, and following thereafter to holders of record of the Series A Senior Convertible Preferred Stock on each of December 31, March 3l, June 30 and September 30 (each of such dates being hereinafter referred to as a "Dividend Record Date"), to the extent funds are legally available therefor, to holders of record of shares of Series A Senior Convertible Preferred Stock at the close of business on the last business day immediately preceding each Dividend Payment Date. Cumulative Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative; provided, however, that except as provided in paragraph 4, the Corporation shall be under no obligation to pay such Cumulative Dividends unless so declared by the Board of Directors, and provided, further, that upon conversion of any shares of Series A Senior Convertible Preferred Stock in accordance with the provisions of paragraph 6 hereof, the holder of such shares of Series A Senior Convertible Preferred Stock shall not be entitled to receive the Cumulative Dividends which have accrued to the date of such conversion (unless otherwise entitled thereto pursuant to the provisions hereof), and shall cease to have any right to Cumulative Dividends hereunder.

B. Distribution Other than Cash. At any time prior to July 1, 1996 that Cumulative Dividends are paid to the holder of Series A Senior Convertible Preferred Stock, pursuant to the terms of this paragraph 3, the Corporation shall have the right to declare in that calendar quarter a Cumulative Dividend payable in cash (as provided in subparagraph 3A hereof) or payable in Common Stock. The value of any payment of such Cumulative Dividend in Common Stock shall be the market value of the Common Stock based upon the average of the closing bid prices of the Common Stock as reported by NASDAQ for the twenty (20) trading days prior to issuance, which, if the shares are restricted as to transfer shall be reduced for lack of marketability by an amount agreed upon by the Corporation and the majority of the holders of the Series A Senior Convertible Preferred Stock, or if no such market exists as reasonably determined by the Board of Directors of the Corporation as of the Dividend Record Date.

C. Other Dividends. The holders of the Series B Preferred Stock shall not be entitled to receive any dividends on the shares of the Series B Preferred Stock. Subject to the rights of the holders of the Series A Senior Convertible Preferred Stock, the holders of the Common Stock shall be entitled to dividends when, as and if declared by the Board of Directors of the Corporation.

4. Liquidation.

A. Senior Liquidation Payments. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (herein referred to as a "Liquidation"), the holders of the shares of the Series A Senior Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from the Corporation's capital, surplus, or earnings, before any distribution or payment is made upon the Series B Preferred Stock (such series, together with any and all other Preferred Stock hereafter designated issued, being referred to collectively herein as "Non-Senior Preferred Stock") or upon the Common Stock, to a liquidation distribution in an amount equal to the greater of (i) $3.75 per share, plus, an amount equal to all Cumulative Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such Liquidation (such amount payable with respect to one share of Series A Senior Convertible Preferred Stock being sometimes referred to as the "Senior Liquidation Payment" and with respect to all shares of Series A Senior Convertible Preferred Stock being sometimes referred to as the "Senior Liquidation Payments"). If upon such Liquidation the assets to be distributed among the holders of the Series A Senior Convertible Preferred Stock shall be insufficient to permit payment to the holders of the Series A Senior Convertible Preferred Stock of the full amounts of their Senior Liquidation Payments as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed among the holders of the Series A Senior Convertible Preferred Stock ratably among all holders in proportion to the full amount of their respective Senior Liquidation Payments.

B. Non-Senior Liquidation payments. Upon any Liquidation, after the holders of the Series A Senior Convertible Preferred Stock shall have been paid in full the Senior Liquidation Payments, and before the holders of Common Stock shall be paid any amounts, the holders of the shares of Non-Senior Convertible Preferred Stock shall be entitled to be paid an amount equal to $1.00 per share of Series B Preferred Stock then outstanding (the "Non-Senior Liquidation Payments").

C. Distribution of Remaining Assets. Upon any such Liquidation, after the holders of Preferred Stock shall have been paid in full the Senior Liquidation Payments and the Non-Senior Liquidation Payments to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled to be paid an amount equal to the remaining net assets of the Corporation, which shall be distributed ratably in proportion to the number of shares held among the holders of Common Stock.

D. Notice. Written notice of such Liquidation stating a payment date, the amount of Liquidation Payments, and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, facsimile, or by telex not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Preferred Stock such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity, or affiliate thereof, and sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, within the meaning of the provisions of this paragraph 4.

5. Restrictions.

A. Series A Senior Convertible Preferred Stock. At any time when shares of Series A Senior Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least a majority of the then outstanding shares of Series A Senior Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not.

(i) Create or authorize the creation of any additional class or series of shares of stock, unless the same ranks junior to the Series A Senior Convertible Preferred Stock as to the distribution of assets on Liquidation, or increase the authorized amount of the Preferred Stock or increase the authorized amount of any other 0ass or series of shares of stock unless the same ranks junior to the Series A Senior Convertible Preferred Stock as to the distribution of assets on Liquidation, or create or authorize any obligation or security convertible into shares of Preferred Stock, or into shares of any other class or series of stock unless the same ranks junior to the Series A Senior Convertible Preferred Stock as to the distribution of assets on Liquidation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

(ii) Except as set forth herein, purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Senior Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from the former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by any such former employee to the Corporation for such shares; or

(iii) Redeem or otherwise acquire any sharer of Preferred Stock or any other class or series of shares except pursuant to a purchase offer made pro rata to all holders of the shares of the Series A Senior Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of such Series A Senior Convertible Preferred Stock then held by each such holder.

6. Conversions. The holder of shares of Series A Senior Convertible Preferred Stock shall have the following conversion rights:

A. Right to Convert. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Series A Senior Convertible Preferred Stock shall have the right, at its option at any time following the first anniversary of the date of issuance of the Series A Senior Convertible Preferred Stock, to convert all such shares of Series A Senior Convertible Preferred Stock (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business day fixed for payment of the Liquidation Payment distributable on the Series A Senior Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained with respect to shares of Series A Senior Convertible Preferred Stock by (A) multiplying the number of shares of Series A Senior Convertible Preferred Stock by $3.75 and (B) dividing the product thereof by the Conversion Price as hereinafter defined. As used in the foregoing sentence, the Conversion Price shall be the Conversion Pries as last adjusted in accordance with the terms of this paragraph 6 and in effect at the date any share or shares of Series A Senior Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price”). As of the date of the filing of this Amendment, the Conversion Price shall be $3.75, which Conversion Price shall be subject to adjustment in accordance with this paragraph 6. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of his of her Series A Senior Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Senior Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued.

B. Issuance of Certificates: Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the shale or shares of Series A Senior Convertible Preferred Stock to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to the holder, registered in such name or names as such holder may direct a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Senior Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation, and the certificate or certificates; for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Senior Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificates or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Senior Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Cumulative Dividends, accrued and unpaid on the shares of Series A Senior Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series A Senior Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of the appropriate series of Series A Senior Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Senior Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 6E and 6P, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for consideration per share (i) less than $3.75 (such amount being subject to equitable adjustment for reorganizations, stock splits, stock dividends and the like) and (ii) less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to a price determined by dividing (x) an amount equal to the sum of (i) $2,000,000 plus (ii) the aggregate consideration, if any, received by the Corporation for all Common Stock issued on or after the date hereof (the "Purchase Date"); by (y) an amount equal to the sum of (i) 533,333 plus (ii) the number of shares of Common Stock issued since the Purchase Date.

For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption or otherwise) any warrants or other rights to subscribed for or to purchase, or any options for the purchase of Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercises of all such Options, plus, in the case of such Options which relate to Convertible Securities the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding; provided, however, that the terms of this paragraph shall not apply if the Corporation is the party to a merger, consolidation or share exchange. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the Issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon any exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale, provided, however, that the terms of this paragraph shall not apply if the Corporation is the Party to a merger, consolidation or share exchange.

(3) Change in Option Price of Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding providing for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduce; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities referred to in subparagraphs 6D(1), 6D(2) or 6D(3), the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any capital stock of the Corporation payable in Common Stock (except for die/rends or distributions of Common Stock issued to the holder of the Corporation's issued and outstanding Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received thereof shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as reasonably determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a divided or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

(8) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the price of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Senior Convertible Preferred Stock against impairment.

(9) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for any shares of Series A Senior Convertible Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Senior Convertible Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Senior Convertible Preferred Stock, furnish or cause to be rum/shed to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holders shall of Series A Senior Convertible Preferred Stock.

E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (i) up to 533,333 shares (appropriately adjusted to reflect the occurrence of any event describe in subparagraph 6F or 6G (a "Recapitalization")) of Common Stock issued upon conversion of any of the Series A Senior Convertible Preferred Stock, or (ii) up to 2,000,000 shares of Common Stock to be issued contemporaneously with the issuance of the Series A Senior Convertible Preferred Stock, or (iii) up to 500,000 shares (as adjusted for a Recapitalization of Common Stock) to employees of the Corporation pursuant to stock options or stock purchase plans approved by the Board of Directors of the Corporation, or (iv) any shares issuable pursuant to options, warrants, or convertible securities which are outstanding as of the date of filing hereof or are described in the Private Placement Term Sheet of the Company date July 14, 1994.

F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionally reduced, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

G. Reorganization or Reclassification. If any capital reorganization or pricefication of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Senior Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares or shares of Series A Senior Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

H. Notice Of Adjustment. Upon any adjustment of the Conversion Price of any shares of Series A Senior Convertible Preferred Stock, the Corporation shall give written notice thereof by first class mail, postage prepaid, facsimile or by telex, addressed to each holder of shares of such Series A Senior Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

I. Other Notices. In case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock or Non-Senior Preferred Stock payable in cash or stock or make any other distribution to the holders of its Common Stock or Non-Senior Preferred Stock;

(2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock or Non-Senior Preferred Stock any additional shares of stock of any class or the rights to acquire any shares of stock of any class;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into or a sale of all or substantially all its assets to, another entity or entities;

(4) there shall be voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(5) the Corporation shall be in default under any of its material contracts, agreements, commitments or instruments;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex, addressed to each holder of any shares of Series A Senior Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, re, classification, consolidation, merger, salt, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. as the case may be.

J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Senior Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Senior Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of the applicable law or regulation or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Common Stock ff the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Senior Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation, but shall promptly use its best efforts to cause its Certificate of Incorporation to be so amended to permit such issuance.

K. No Reissuance of Series A Senior Convertible Preferred Stock. Shares of Series A Senior Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall be canceled at the time of such conversion and shall not thereafter be reissued by the Corporation.

L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Senior Convertible Preferred Stock shall be mad, without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of Series A Senior Convertible Preferred Stock which is being converted.

M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Senior Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Senior Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Senior Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

N. Definition of Common Stock. As used herein the term "Common Stock" shall, mean and include the Corporation's authorized Common Stock par value $.001 per share, as constituted on the date of filing of these terms of the Series A Senior Convertible Preferred Stock and Series B Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Senior Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of the reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

O. Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $20,000,000 and (ii) the price paid by the public for such shares of Common Stock shall be at least $8.00 per share (adjusted for any Recapitalization), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of the Preferred Stock shall automatically convert to shares of common Stock.

(P) Right of First Refusal and Mandatory Conversion to New Series of Preferred Stock.

(1) The Corporation shall, prior to any issuance by the Corporation of any of its securities (other than debt securities with no equity feature), offer to each holder of the Series A Senior Convertible Preferred Stock, by written notice the right, for a period often (10) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the holder of such Preferred Stock pursuant to this paragraph 6P shall not apply to securities issued (A) upon conversion of any of the Series A Senior Convertible Preferred Stock, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to warrants, options and convertible securities which are outstanding as of the date of filing this Certificate of Designation or are otherwise described in subparagraph 6E (iv) above, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of options to purchase Common Stock granted to employees of the Corporation, not to exceed in the aggregate [1,500,000] shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to options outstanding as of the date of filing of this Certificate of Designation stating the terms of the Preferred Stock (the chafes exempted by this clause (F) being hereinafter to as the "Reserved Employee Shares") and (G) upon the exercise of any right which was not itself in violation of the terms of this paragraph 6P. The Corporation's written notice to the holders of the Series A Senior Convertible Preferred Stock shall describe the securities proposed to be issued by the Corporation and specify the number, price and payment terms. Each holder of the Series A Senior Convertible Preferred Stock may accept the Corporation's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Corporation prior to the expiration of the aforesaid thirty (30) day period, in which event the Corporation shall promptly sell and such holder of such Series A Senior Convertible Preferred stock shall buy, upon the terms specified, the number of securities agreed to be purchased by such holder. Notwithstanding the foregoing, if the holders, of the Series A Senior Convertible Preferred Stock, agree, in the aggregate, to purchase mort: than the full number of securities offered by the Corporation, then cash holder of such Series A Senior Convertible Preferred Stock accepting the Corporation's offer shall first be allocated the lesser of (i) the number of securities which such holder agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by the Corporation multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock hold by such holder as of the date of the Corporation's notice of offer (treating such holder, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such holder upon conversion, exercise or exchange of all securities (including but not limited to the Series A Senior Convertible Preferred Stock) held by such holder on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock and the denominator of which shall be the aggregate number of shares of outstanding Common Stock (calculated on an as-converted basis) (a "Pro Rata Share"), and the balance of the securities (if any) offered by the Corporation shall be allocated among the holders accepting the Corporation offer in proportion, to their relative equity ownership interests in the Corporation (calculated as aforesaid). provided that the holder shall be allocated more than the number of securities which such holder agreed to purchase and provided further that in cases covered by this sentence all holders shall be allocated among them the full number of securities offered by the Corporation. With respect to each future issuance of securities which is subject to the first refusal rights of this paragraph 6P and to which the provisions of paragraph 6D hereof would apply, each holder of the Series A Senior Convertible Preferred Stock that fails to purchase its Pro Rata Share of such Securities pursuant to this paragraph 6P (with respect to the particular issuance of securities then subject to the first refusal rights of this paragraph 6P) shall not be entitled to the anti-dilution adjustment provisions set forth in subparagraph 6D hereof with respect to such dilutive issuance, and all of such nonparticipating holder's shares shall automatically be converted into an equal number of shares of Series B Preferred Stock, concurrently with the issuance of the subject securities. The grant of the right to acquire shares of the Series A Senior Convertible Preferred Stock and the issuance of such shares, shall be treated as an issuance of securities which is subject to the first refusal rights of this paragraph 6P and to which the provision of paragraph 6D hereof would apply and shall be subject to the provision of the foregoing sentence.

(2) The Corporation shall be free at any time prior to ninety (90) days after the date of its notice of offer to the holders of the Series A Senior Convertible Preferred Stock, to offer and sell to any third party or parties the number of such securities not agreed by such holders to be purchased by them, at a price and on payment terms no less favorable to the Corporation than those specified in such notice of offer to such holders. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Corporation shall not sell such securities as shall not have been purchased within such period without again complying with this paragraph 6P.

7. Preemptive Rights. Except as provided in paragraph 6 hereof, the holders of Series A Senior Convertible Preferred Stock shall not be entitled as of right to subscribe for any additional securities of the Corporation.

9. Redemption Provisions. Except as otherwise expressly provided or required by law, neither the Series A Senior Convertible Preferred Stock nor the Series B Preferred Stock may be redeemed.

10. Amendments. No provision of these terms of the Series A Senior Convertible Preferred Stock and Series B Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Senior Convertible Preferred Stock, voting separately as a single series.

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

The Board of Directors of The Phoenix Group Corporation, a Corporation of Delaware, on this eighteenth day of December, A.D. 2002, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 15 East North Street, in the City of Dover, County of Kent Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Business Incorporators, Inc.

The Phoenix Group Corporation, a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

________________________________________________________________________

IN WITNESS WHEREOF, said Corporation has caused this certificate to be executed by its duly authorized officer this eighteenth day of December, A.D. 2002.

/s/ KATHY FULLER
Name: Kathy Fuller
Title: Secretary

AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF THE PHOENIX GROUP CORPORATION

WHEREAS, the Board of Directors of The Phoenix Group Corporation (the “Corporation”) has authorized an increase in the number of shares of the Corporation’s common stock available for issuance under its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”); and

WHEREAS, this Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law

ACCORDINGLY, the Corporation hereby amends the Certificate of Incorporation as follows:

The FOURTH article of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

The total number of shares of stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000), consisting of Four Hundred Ninety-Five Million (495,000,000) shares of Common Stock, all of a par value of $0.001, and Five Million (5,000,000) shares of Preferred Stock, all of a par value of $0.001.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares to Preferred Stock may be increased or described (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

________________________________________________________________________

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Amendment to the Amended and Restated Certificate of Incorporation of the Corporation as of June 20, 2004.

THE PHOENIX GROUP CORPORATION

By: /s/ KATHRYN D. FULLER
Name: Kathryn D. Fuller
Title: Corporate Secretary

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THE PHOENIX GROUP CORPORATION

The Phoenix Group Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

FIRST: The name of the Corporation is The Phoenix Group Corporation.

SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation.

THIRD: The terms and provisions of this Certificate of Amendment (i) have been duly approved by the Board of Directors; and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

FOURTH: Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following at the end thereof, as follows:

Upon the effectiveness (the "Effective Date") of the certificate of amendment to the amended and restated certificate of incorporation containing this sentence, each sixteen shares of the Common Stock issued and outstanding as of the date and time immediately preceding August 31, 2004, the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive an additional share of Common Stock in lieu of such fractional share.

FIFTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of 4:00 p.m. on August 31, 2004.

________________________________________________________________________

 IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation has been signed by Ronald E. Lusk, its authorized officer this 20th day of August, 2004.

THE PHOENIX GROUP CORPORATION

By: /s/ RONALD E. LUSK
Ronald E. Lusk, President

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THE PHOENIX GROUP CORPORATION

The Phoenix Group Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

FIRST: The name of the Corporation is The Phoenix Group Corporation.

SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation.

THIRD: The terms and provisions of this Certificate of Amendment (i) have been duly approved by the Board of Directors; and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

FOURTH: Exhibit A of the Amended and Restated Certificate of Incorporation of the Corporation, Designation of Rights, Preferences and Powers of Series A Senior Convertible Preferred Stock and Series B Preferred Stock, is hereby amended by deleting Sections 2.B and 2.C in their entirety and inserting in lieu thereof the following:

B. Board Size. So long as there are any shares of Preferred Stock outstanding, the number of directors of the Board of Directors of the Corporation shall be fixed at six (6); provided, however, that such number may be changed by the written consent or affirmative vote, given in writing or by vote at a meeting of the holders of at least a majority of the then outstanding shares of the Series A Senior Convertible Preferred Stock. From and after such time as there shall no longer be any shares of Series A Senior Convertible Preferred Stock issued and outstanding, the number of directors of the Board of Directors shall be fixed and determined by the majority vote of the Board of Directors of the Corporation.

C. Board Size if Cumulative Dividends in Arrears. In the event that, at any time the Series A Senior Convertible Preferred Stock remains outstanding, the Cumulative Dividends (as hereinafter defined) shall be in arrears in an amount equal to two (2) full quarterly dividend payments thereon, the number of directors shall be increased by one (1) additional director, and the holders of Series A Senior Convertible Preferred Stock, in addition to any other right to vote in elections of directors provided for in this paragraph 2, voting separately as a single class, shall be entitled to elect one (1) additional member of the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this paragraph 2. Thereafter, for any period that the Cumulative Dividends are in arrears in an amount equal to two (2), additional full quarterly dividend payments thereon, the holders of the Series A Senior Convertible Preferred Stock shall have the right to elect one (1) additional director, provided, however, at such time as there shall have been seven (7) periods that the Cumulative Dividends are in arrears equal to two (2) quarters, holders of the Series A Senior Convertible Preferred Stock shall have the right to elect a majority of the directors constituting the Board of Directors. Such voting rights of the holders of Series A Senior Convertible Preferred Stock shall continue until all Cumulative Dividends thereon shall have been paid in full whereupon the respective of the additional directors elected by the holders of the Series A Senior Convertible Preferred Stock shall, upon receipt by all holders of Series A Senior Convertible Preferred Stock in immediately available funds representing payment in full of all Cumulative Dividends, expire and the number of directors constituting the full Board of Directors be decreased to that number at which it was prior to the operations of this paragraph.

FIFTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

________________________________________________________________________

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation has been signed by Ronald E. Lusk, its authorized officer this 20th day of August, 2004.

THE PHOENIX GROUP CORPORATION

By: /s/ RONALD E. LUSK
Ronald E. Lusk, President

CERTIFICATE OF OWNERSHIP
MERGING
LIGHTING SCIENCE, INC.
INTO
THE PHOENIX GROUP CORPORATION

(Under Section 253 of the General Corporation Law of the State of Delaware)

The Phoenix Group Corporation, a corporation incorporated on the 16th day of June 1988, pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That the Corporation owns all of the capital stock of Lighting Science, Inc., a corporation incorporated on the 27th day of May 2004, pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Subsidiary").

SECOND: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members on December 6, 2004, filed with the minutes of the Board, determined to and did merge the Subsidiary into itself:

WHEREAS, the Corporation lawfully owns all of the capital stock of Lighting Science, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Subsidiary");

WHEREAS, the Corporation desires to merge into itself the Subsidiary, and to be possessed of all the estate, property, rights, privileges and franchises of the Subsidiary;

NOW THEREFORE BE IT RESOLVED, that the Corporation merge into itself the Subsidiary and assume all of the Subsidiary's obligations; and

FURTHER RESOLVED, that at the effective time of the merger, the Corporation relinquishes its corporate name and assumes in place thereof the corporate name of Lighting Science Group Corporation; and

FURTHER RESOLVED, that the Chief Executive Officer or his designee (the "authorized officers") be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolutions to merge the Subsidiary and assume its obligations, and the date of adoption and to cause the same to be filed with the Delaware Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger; and

FURTHER RESOLVED, that the authorized officers be and they hereby are authorized, empowered and directed to take such actions as they shall deem necessary or appropriate, whether within or without the State of Delaware, in order to effect said merger.

* * *
________________________________________________________________________

IN WITNESS WHEREOF, the Corporation has cause, this Certificate of Ownership to be signed and attested to by its duly authorized officers this ____ day of December 2004.

THE PHOENIX GROUP CORPORATION

(Re-named "Lighting Science Group Corporation" following this merger)

/s/ RONALD E. LUSK
Name: Ronald E. Lusk
Title: Chairman and Chief Executive Officer

CERTIFICATE OF DESIGNATION
OF
PREFERRED STOCK
OF
LIGHTING SCIENCE GROUP CORPORATION

To Be Designated
6% Convertible Preferred Stock

Pursuant to Section 151(g) of the
General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Lighting Science Group Corporation, a Delaware corporation (the “Corporation”), at a meeting duly convened and held, at which a quorum was present and acting throughout:

“RESOLVED, that pursuant to the authority conferred on the Board of Directors of the Corporation (the “Board of Directors”) by the Corporation’s Certificate of Incorporation, the issuance of a series of preferred stock, par value $0.001 per share, of the Corporation which shall consist of 2,656,250 shares of convertible preferred stock be, and the same hereby is, authorized; and the Chairman and Chief Executive Officer of the Corporation be, and he hereby is, authorized and directed to execute and file with the Secretary of State of the State of Delaware a Certificate of Designation of Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Corporation’s preferred stock), as follows:

1. Number of Shares; Designation. A total of 2,656,250 shares of preferred stock, par value $0.001 per share, of the Corporation are hereby designated as 6% Convertible Preferred Stock (the “Series”). Shares of the Series (“Preferred Shares”) will be issued pursuant to the terms of a Securities Purchase Agreement, dated as of May 10, 2005, by and among the Corporation and the Purchasers named therein (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Purchase Agreement.

2. Rank. The Series shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank:

(i)
Senior and prior to the Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”), and any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the amendment to the Certificate of Incorporation or the certificate of designation establishing such additional preferred stock as ranking junior to the Preferred Shares. Any shares of the Corporation’s capital stock which are junior to the Preferred Shares with respect to the payment of dividends are hereinafter referred to as “Junior Dividend Shares” and any shares which are junior to the Preferred Shares with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Junior Liquidation Shares”.

(ii)
Pari passu with any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the amendment to the Certificate of Incorporation or the certificate of designation establishing such additional preferred stock as ranking equal to the Preferred Shares or which do not state they are Junior Dividend Shares or Senior Dividend Shares (as defined below). Any shares of the Corporation’s capital stock which are equal to the Preferred Shares with respect to the payment of dividends are hereinafter referred to as “Parity Dividend Shares” and any shares which are equal to the Preferred Shares with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Parity Liquidation Shares”.

(iii)
Junior to any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the amendment to the Certificate of Incorporation or the certificate of designation establishing such additional preferred stock as ranking senior to the Preferred Shares. Any shares of the Corporation’s capital stock which are senior to the Preferred Shares with respect to the payment of dividends are hereinafter referred to as “Senior Dividend Shares” and any shares which are senior to the Preferred Shares with respect to redemption, payment and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Senior Liquidation Shares”.

The Corporation may not issue additional shares of preferred stock which are not (a) Junior Stock (as defined in paragraph 3(c) below) or (b) both Parity Liquidation Shares and Parity Dividend Shares without the consent of the holders of a majority of the Preferred Shares.

3. Dividends. (a)  The dividend rate on Preferred Shares shall be $0.192 per share per annum. Dividends on Preferred Shares shall be fully cumulative, accruing, without interest, from the date of original issuance of the Series through the date of redemption or conversion thereof, and, to the extent so declared by the Board of Directors, shall be payable in arrears on August 10, November 10, February 10 and May 10 of each year, commencing August 10, 2005, except that if such date is not a Business Day then to the extent so declared by the Board of Directors the dividend shall be payable on the first immediately succeeding Business Day (as used herein, the term “Business Day” shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in Dallas, Texas) (each such date being hereinafter referred to as a “Dividend Payment Date”). Dividends on the Preferred Shares shall be paid in cash; provided, however, if all of the Stock Payment Conditions are met on the applicable Dividend Payment Date and on each of the ten consecutive Trading Days immediately preceding such date (the applicable “Stock Payment Period”), the Corporation may pay such dividends, at the Corporation’s option, (i) in fully paid and nonassessable shares of Common Stock (such dividends paid in such form being herein called “PIK Dividends”) or (ii) in cash. PIK Dividends shall be paid by delivering to each record holder of Preferred Shares a number of shares of Common Stock (“PIK Dividend Shares”) determined by dividing (x) the total aggregate dollar amount of dividends accrued and unpaid with respect to Preferred Shares owned by such record holder on the record date for the applicable Dividend Payment Date (rounded to the nearest whole cent) by (y) the applicable PIK Dividend Price. In order to deliver PIK Dividend Shares in lieu of cash on a Dividend Payment Date, the Corporation must deliver, on or before the fifteenth (15th) calendar day immediately prior to such date, written notice to each Holder of Preferred Shares stating that the Corporation wishes to do so (a “PIK Stock Dividend Notice”); in the event that the Corporation does not deliver a PIK Stock Dividend Notice on or before such fifteenth (15th) day, the Corporation will be deemed to have elected to pay the related dividend in cash. Each Holder shall promptly thereafter deliver to the Corporation instructions designating whether such Holder wishes to receive delivery of its PIK Dividend Shares in physical certificates (and, if so, at what address) or through the Depository Trust Company (“DTC”), as long as no legend is required by the terms of the Purchase Agreement to be imprinted on such Shares (and, if so, the account number to be credited). If the Corporation wishes to deliver PIK Dividend Shares in lieu of cash with respect to accrued dividends, it must do so with respect to all (but not less than all) of such dividends. A PIK Stock Dividend Notice, once delivered by the Corporation, shall be irrevocable unless the Corporation ceases to satisfy all of the Stock Payment Conditions at any time after delivering such PIK Stock Dividend Notice, in which case such notice shall be deemed revoked and the dividend to which such notice relates shall be payable in cash on the Dividend Payment Date. The Corporation shall not issue fractional shares of Common Stock to which Holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall round the number of shares to be issued up to the next whole number. Each dividend shall be paid to the Holders of record of Preferred Shares as they appear on the stock register of the Corporation on the record date, not less than 10 nor more than 60 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends payable on each Dividend Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and rounded to the nearest cent. Dividends on account of arrearages for any past Dividend Payment Date may be declared and paid at any time, without reference to any scheduled Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends shall accrue regardless of whether the Corporation has earnings, whether there are funds legally available therefor and/or whether declared. No interest shall be payable with respect to any dividend payment that may be in arrears. Holders of Preferred Shares called for redemption between the close of business on a dividend payment record date and the close of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment on the date fixed for redemption together with all other accrued and unpaid dividends to the date fixed for redemption. The Holders shall not be entitled to any dividends other than the dividends provided for in this paragraph 3.

(b) No dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Dividend Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set aside for payment for all accrued dividends with respect to the Series through the most recent Dividend Payment Date ending on or prior to the date of payment. Unless dividends accrued and payable but unpaid on Preferred Shares and any Parity Dividend Shares at the time outstanding have been paid in full, all dividends declared by the Corporation upon Preferred Shares or Parity Dividend Shares shall be declared pro rata with respect to all such shares, so that the amounts of any dividends declared on Preferred Shares and the Parity Dividend Shares shall in all cases bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid dividends on Preferred Shares and the other Parity Dividend Shares, respectively, bear to each other.

(c) If at any time the Corporation has failed to (x) pay or set apart for payment all accrued dividends on any Preferred Shares through the then most recent Dividend Payment Date and (y) set apart for payment an amount in cash equal to the scheduled dividend payments for each of the next two Dividend Payment Dates, the Corporation shall not, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to:

(i)
declare or pay or set aside for payment any dividend or other distribution on or with respect to any Junior Dividend Shares, whether in cash, securities, obligations or otherwise (other than dividends or distributions paid in shares of capital stock of the Corporation ranking junior to Preferred Shares both as to the payment of dividends and as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation (“Junior Stock”), or options, warrants or rights to subscribe for or purchase shares of Junior Stock); or

(ii)
redeem, purchase or otherwise acquire, or pay into, set apart money or make available for a sinking or other analogous fund for the redemption, purchase or other acquisition of, any Preferred Shares (unless all of the Preferred Shares are concurrently redeemed), Parity Dividend Shares, Parity Liquidation Shares or shares of Junior Stock for any consideration (except by conversion into or exchange for Junior Stock); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum, or, if lower than cost, at fair market value, upon the occurrence of certain events, such as the termination of employment; and provided further, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any twelve month period, unless, in each such case, all dividends accrued on Preferred Shares through the most recent Dividend Payment Date and on any Parity Dividend Shares have been or contemporaneously are declared and paid in full.

(d) Any reference to “distribution” contained in this paragraph 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

4. Liquidation. (a) The liquidation value per Preferred Share, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, shall be an amount equal to $3.20, subject to adjustment in the event of a stock split, stock dividend or similar event applicable to the Series (the “Purchase Price”), plus an amount equal to the cash value of dividends accrued and unpaid thereon, whether or not declared, to the payment date (the “Liquidation Value”).

(b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation (a “Liquidation Event”), the Holders (i) shall not be entitled to receive the Liquidation Value of the shares held by them until the liquidation value of all Senior Liquidation Shares shall have been paid in full, and (ii) shall be entitled to receive the Liquidation Value of such shares held by them in preference to and in priority over any distributions upon the Junior Liquidation Shares. Upon payment in full of the Liquidation Value to which the Holders are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the Holders and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the Holders and the holders of Parity Liquidation Shares are entitled were paid in full.

(c) For purposes of this paragraph 4, a Change of Control shall be treated as a Liquidation Event and shall entitle each Holder to receive, upon the consummation of such Change of Control, and at such Holder’s option, cash in an amount equal to the Liquidation Value of such Holder’s Preferred Shares.

(d) The Corporation shall, no later than the date on which a Liquidation Event occurs or is publicly announced, deliver in accordance with the notice provisions of the Purchase Agreement written notice of any Liquidation Event, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, not less than 30 days prior to any payment date stated therein, to each Holder.

(e) Whenever the distribution provided for in this paragraph 4 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Independent Directors.

5. Series Redemption. The Corporation shall redeem, from any source of funds legally available therefor, all outstanding Preferred Shares on May 10, 2010 (the “Series Redemption Date”). The Corporation shall effect such redemption on the Series Redemption Date by paying in cash in exchange for the Preferred Shares to be redeemed a sum equal to the Purchase Price of the Series plus all declared or accumulated but unpaid dividends on such shares.

6. Conversion.

(a) Right to Convert; Forced Conversion. Each Holder shall have the right to convert, at any time and from time to time after the Closing Date, all or any part of the Preferred Shares held by such Holder into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (a “Conversion”). In addition, if all of the Forced Conversion Conditions are met, the Corporation shall have the right, upon written notice delivered to each Holder (the “Forced Conversion Notice”), to cause all of the Holders to convert all (but not less than all) of their Preferred Shares into Conversion Shares. Upon a forced Conversion under this paragraph 6(a), the other provisions of this paragraph 6 shall apply as if such forced Conversion were a voluntary Conversion by all of the Holders.

(b) Conversion Notice. In order to convert Preferred Shares, a Holder shall send to the Corporation by facsimile transmission, at any time prior to 3:00 p.m., central time, on the Business Day on which such Holder wishes to effect such Conversion (the “Conversion Date”), a notice of conversion in substantially the form attached as Annex I hereto (a “Conversion Notice”), stating the number of Preferred Shares to be converted, the amount of dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Conversion in accordance with the formula set forth in paragraph 6(c) below setting forth the basis for each component thereof, including the details relating to any adjustments made to the Conversion Price. The Holder shall promptly thereafter send the Conversion Notice and the certificate or certificates being converted to the Corporation. The Corporation shall issue a new certificate for Preferred Shares to the Holder in the event that less than all of the Preferred Shares represented by a certificate are converted; provided, however, that the failure of the Corporation to deliver such new certificate shall not affect the right of the Holder to submit a further Conversion Notice with respect to such Preferred Shares and, in any such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including, without limitation, the calculation of any adjustment to the Conversion Price following any adjustment thereof), the Corporation shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in paragraph 6(d) below and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Corporation’s regularly retained accountants) within two (2) Business Days following the Corporation’s receipt of such Holder’s Conversion Notice. The Corporation shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Corporation and such Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Number of Conversion Shares. The number of Conversion Shares to be delivered by the Corporation to a Holder pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Value of such Holder’s Preferred Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

(d) Delivery of Conversion Shares. The Corporation shall, no later than the close of business on the third (3rd) Business Day following the later of the date on which the Corporation receives a Conversion Notice from a Holder by facsimile transmission pursuant to paragraph 6(b), above, and the date on which the Corporation receives the related Preferred Shares certificate (such third Business Day, the “Delivery Date”), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares determined pursuant to paragraph 6(c) above (without any restrictive legend if permitted by the terms of the Purchase Agreement); provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto.

(e) Delivery Procedures. As long as the Corporation’s designated transfer agent (the “Transfer Agent”) participates in the DTC’s Fast Automated Securities Transfer program (“FAST”) and no restrictive legend is required pursuant to the terms of this Certificate of Designation or the Purchase Agreement, the Corporation shall effect delivery of Conversion Shares to the Holder by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on the applicable Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in its Conversion Notice or otherwise in writing on or before the Conversion Date, the Corporation shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. Conversion Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Purchase Agreement. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next closest number of Conversion Shares.

(f) Failure to Deliver Conversion Shares. (i) In the event that, for any reason, a Holder has not received certificates representing the number of Conversion Shares specified in the applicable Conversion Notice, without any restrictive legend (except to the extent a restrictive legend is required by the terms of the Purchase Agreement) on or before the Delivery Date therefor (a “Conversion Default”), and such failure to deliver certificates continues for two (2) Business Days following the delivery of written notice thereof from such Holder (such second Business Day following such written notice being referred to herein as the “Conversion Default Date”), the Corporation shall pay to such Holder payments (“Conversion Default Payments”) in the amount of (A) “N”multiplied by (B) the aggregate Liquidation Value of the Preferred Shares which are the subject of such Conversion Default multiplied by (C) one percent (1%), where “N” equals the number of days elapsed between the Conversion Default Date and the date on which all of the certificates representing such Conversion Shares (without any restrictive legend to the extent permitted by the terms of the Purchase Agreement) are issued and delivered to such Holder. Amounts payable hereunder shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

(ii) In the event of a Conversion Default, a Holder may, upon written notice to the Corporation, regain on the date of such notice the rights of such Holder under the Preferred Shares that are the subject of such Conversion Default. In such event, such Holder shall retain all of such Holder’s rights and remedies with respect to the Corporation’s failure to deliver such Conversion Shares (including without limitation the right to receive the cash payments specified in paragraph 6(f)(i) above through the date of such written notice).

(iii)  The Holders’ rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Corporation’s failure to issue and deliver Conversion Shares timely after the applicable Delivery Date, including, without limitation, damages relating to any purchase of shares of Common Stock by or on behalf of such Holder in order to make delivery on a sale effected in anticipation of receiving Conversion Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount received by such Holder upon the sale of such Conversion Shares, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

(g) Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

(i)
In the event that the Corporation shall (A) pay a dividend or make a distribution, in shares of Common Stock, on any class of Capital Stock of the Corporation or any subsidiary which is not directly or indirectly wholly owned by the Corporation, (B) split or subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of each share of the Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share of the Series been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 6(g)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in paragraph 6(l) below) and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

(ii)
In the event that the Corporation shall issue or distribute New Securities, in any such case at a price per share less than $0.80 or that would entitle the holders of the New Securities to subscribe for or purchase shares of Common Stock at less than $0.80 per share (provided that the issuance of Common Stock upon the exercise of New Securities that are rights, warrants, options or convertible or exchangeable securities (“New Derivative Securities”) will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such New Derivative Security was issued), then the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price at which the Corporation issues or distributes such New Securities (or the price at which the holders of the New Securities are entitled to subscribe for or purchase shares of Common Stock). Each such adjustment shall be made successively whenever any such New Securities are issued. In determining whether any New Derivative Securities entitle the holders to subscribe for or purchase shares of Common Stock at less than $0.80 per share, there shall be taken into account any consideration received by the Corporation for such New Derivative Securities, the value of such consideration, if other than cash, to be determined in good faith by the Independent Directors, whose determination shall be conclusive and described in a certificate filed with the records of corporate proceedings of the Corporation. Notwithstanding the foregoing, in no event shall an adjustment be made under this clause (ii) if such adjustment would result in raising the then-effective Conversion Price.

(iii)
No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this paragraph 6(g)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 6(g) shall be made to the nearest cent or nearest 1/100th of a share.

(iv)
Notwithstanding anything to the contrary set forth in this paragraph 6(g), no adjustment shall be made to the Conversion Price upon any issuance that is not included within the definition of “New Securities” under Section 3.7 of the Purchase Agreement.

(v)	The Corporation from time to time may reduce the Conversion Price by any amount for any period of time in the discretion of the Board of Directors.

(vi)
In the event that, at any time as a result of an adjustment made pursuant to paragraph 6(g)(i) through 6(g)(iii) above, the holder of any share of the Series thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of the Series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs 6(g)(i) through 6(g)(v) above, and the other provisions of this paragraph 6(g)(vi) with respect to the Common Stock shall apply on like terms to any such other shares.

(h) In case of any reclassification of the Common Stock (other than in a transaction to which paragraph 6(g)(i) applies), any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of the Series then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of the Series might have been converted immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange assuming that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction, subject to adjustment as provided in paragraph 6(g) above following the date of consummation of such transaction. As a condition to any such transaction, the Corporation or the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 6. The provisions of this paragraph 6(h) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(i) If:

(i)	the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to Section 6(g); or

(ii)
the Corporation shall authorize the granting to the holders of its Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of any class or any other rights, warrants or options; or

(iii)
there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, the Corporation shall cause to be filed with the transfer agent for the Series and shall cause to be delivered to each Holder in accordance with the notice provisions of the Purchase Agreement, as promptly as possible, but at least 20 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph 6(i).

(j) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the transfer agent for the Series a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Corporation shall promptly cause a notice of the adjusted Conversion Price to be delivered to each Holder.

(k) In any case in which paragraph 6(g) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to paragraph 6(g) occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event issuing to the holder of any Preferred Shares converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

(l) In case the Corporation shall take any action affecting the Common Stock, other than actions described in this paragraph 6, which in the opinion of the Board of Directors would materially adversely affect the conversion right of the Holders, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall (i) the Board of Directors be required to take any such action and (ii) any such action result in an increase in the Conversion Price.

(m) The Corporation shall list the shares of Common Stock required to be delivered upon conversion of Preferred Shares, prior to delivery, upon each national securities exchange or any similar system of automated dissemination of securities prices, if any, upon which the Common Stock is listed at the time of delivery.

7. Status of Shares. All Preferred Shares that are at any time redeemed or converted pursuant to paragraph 5 or 6 above, and all Preferred Shares that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall be retired and shall not be subject to reissuance.

8. Voting Rights. Each holder of shares of the Series shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of the Series could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law), voting together with the Common Stock as a single class and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of the Series held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

9. Restrictions and Limitations. So long as any Preferred Shares remain outstanding, the Corporation, shall not, without the vote or written consent by the holders of at least a majority of the outstanding Preferred Shares, voting together as a single class:

(i)
Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking or other analogous fund for such purpose) any share or shares of its Capital Stock, except for (a) a transaction in which all outstanding shares of preferred stock are concurrently redeemed, purchased or otherwise acquired, (b) conversion into or exchange for Junior Stock, or (c) redemption in accordance with paragraph 5 hereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum, or, if lower than cost, at fair market value, upon the occurrence of certain events, such as the termination of employment; and provided further, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any twelve month period;

(ii) alter, modify or amend the terms of the Series in any way;

(iii)
create any new series or class of capital stock having a preference over the Series as to payment of dividends, redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation;

(iv) increase the authorized number of shares of the Series;

(v)	re-issue any Preferred Shares which have been converted or redeemed in accordance with the terms hereof;

(vi)
issue any securities of the Corporation ranking senior to Preferred Shares either as to the payment of dividends or as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation;

(vii)	issue any shares of the Series except pursuant to the terms of the Purchase Agreement;

(viii)	enter into any definitive agreement or commitment (which would be consummated before the Series Redemption Date) with respect to any of the foregoing; or

(ix)	cause or permit any Subsidiary to engage in or enter into any definitive agreement or commitment (which would be consummated before the Series Redemption Date) with respect to any of the foregoing.

In the event that the Holders of at least a majority of the outstanding Preferred Shares agree to allow the Corporation to alter or change the rights, preferences or privileges of the Series pursuant to applicable law, no such change shall be effective to the extent that, by its terms, such change applies to less than all of the Preferred Shares then outstanding.

10. Certain Definitions. As used in this Certificate, the following terms shall have the following respective meanings:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term “controlling” and “controlled” having meanings correlative to the foregoing.

“Capital Stock” of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common stock or preferred stock of such person or entity, including, without limitation, partnership and membership interests.

“Change of Control” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation; (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally); (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Corporation; (e) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement; or (f) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Section 13(e) of the Exchange Act and the regulations of the Commission issued thereunder).

“Conversion Price” means $0.80, as adjusted from time to time pursuant to the terms of paragraph 6.

“Current Market Price” means, when used with respect to any security as of any date, the volume weighted average price of such security on the ten (10) consecutive Trading Days immediately preceding (but not including) such date as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the volume weighted average price of such security on the ten (10) consecutive Trading Days immediately preceding (but not including) such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the volume weighted average price of such security as of the ten (10) consecutive Trading Days immediately preceding (but not including) such date furnished by a New York Stock Exchange member firm selected by the Corporation, or if such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, such price as is determined by the Independent Directors in good faith.

“Forced Conversion Conditions” means all of the following:

(i)  the Registration Statement (as defined in the Registration Rights Agreement) shall have been declared effective and shall continue to be effective and available to each Holder on the date of the Forced Conversion Notices, and is expected to remain effective and available for use for at least 30 days thereafter, and shall cover the number of shares of Common Stock required by the Registration Rights Agreement;

(ii)  (x) the Common Stock shall be listed on the American Stock Exchange, the New York Stock Exchange, or the Nasdaq National Market, or shall be quoted on the OTC Bulletin Board or in the “Pink Sheets”, and trading in the Common Stock on such market or exchange shall not then be suspended, (y) the Corporation shall be in compliance, in all material respects, with each of the quantitative and qualitative listing standards and requirements (without regards to any specified grace periods) of such market, and (z) the Corporation shall not have received any notice from such market that the Corporation may not be in such compliance;

(iii) after the Closing Date, the closing price of the Common Stock (as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, then in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if the Common Stock is not quoted by any such organization, then as furnished by a New York Stock Exchange member firm selected by the Corporation) shall have equaled or exceeded $1.60 for a period of no less than 20 out of any 30 consecutive Trading Days;

(iv) the average daily trading volume of the Common Stock shall have exceeded 150,000 shares for the 20 consecutive Trading Days immediately preceding (but not including) the date of the Forced Conversion Notices; and

(v)  a Fundamental Change, or an event that with the giving of notice or lapse of time (or both) would constitute a Fundamental Change, shall not have occurred and be continuing.

“Fundamental Change” means any of the following events or circumstances: (i) any representation or warranty of the Corporation (as deemed revised by any changes of which the Corporation notified the Holders before the Closing) set forth in the Purchase Agreement or the other Transaction Documents fails to be true and correct in all material respects as of the date when made or as of the Closing Date as if made on the Closing Date; (ii) the Corporation fails at any time to comply with or perform in all material respects all of the agreements, obligations and conditions set forth in the Purchase Agreement, this Certificate or the other Transaction Documents that are required to be complied with or performed by the Corporation; (iii) a Change of Control occurs; or (iv) a Liquidation Event occurs or is publicly announced by or with respect to the Corporation.

“Holder” means any holder of Preferred Shares, all of such holders being the “Holders”.

“Independent Directors” means directors that (i) are not 5% or greater stockholders of the Corporation or the designee of any such stockholder; (ii) are not officers or employees of the Corporation, any of its subsidiaries or of a stockholder referred to above in clause (i); (iii) are not Related Persons; and (iv) do not have relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment in carrying out the responsibilities of the directors.

“PIK Dividend Price” means 0.85 multiplied by the Current Market Price as of the applicable Dividend Payment Date.

“Purchase Agreement” means that certain Securities Purchase Agreement dated as of May 10, 2005, by and among the Corporation and the Purchasers named therein.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of May 10, 2005, by and among the Corporation and the Purchasers named therein.

“Related Person” means an individual related to an officer, director or employee of the Corporation or any of its Affiliates which relation is by blood, marriage or adoption and not more remote than first cousin.

“Stock Payment Conditions” means all of the following:

(i)  the Registration Statement shall have been declared effective and shall continue to be effective and available to each Holder for the duration of the applicable Stock Payment Period, and shall cover the number of shares of Common Stock required by the Registration Rights Agreement;

(ii)  (x) the Common Stock shall be listed on the American Stock Exchange, the New York Stock Exchange, or the Nasdaq National Market, or shall be quoted on the OTC Bulletin Board or in the “Pink Sheets”, and trading in the Common Stock on such market or exchange shall not then be suspended, (y) the Corporation shall be in compliance, in all material respects, with each of the quantitative and qualitative listing standards and requirements (without regards to any specified grace periods) of such market, and (z) the Corporation shall not have received any notice (which has not subsequently been resolved before the applicable Stock Payment Period) from such market that the Corporation may not be in such compliance; and

(iii)  a Fundamental Change, or an event that with the giving of notice or lapse of time (or both) would constitute a Fundamental Change, shall not have occurred and be continuing.

ANNEX1

CONVERSION NOTICE

The undersigned hereby elects to convert shares of 6% Convertible Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s).   , into shares of common stock (“Common Stock”) of Lighting Science Group Corporation (the “Company”) according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the “Certificate of Designation”), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

Conversion Date:

Number of Shares of
Preferred Stock to be Converted:
Amount of Accrued Dividends:

Applicable Conversion Price:

Number of Shares of
Common Stock to be Issued:

Name of Holder:

Address:

Signature:
Name:
Title:

[  ] The Holder represents to the Company that the resale or transfer of the Conversion Shares represented hereby was effected via delivery of a prospectus pursuant to the registration statement and was in compliance with any applicable state securities or blue sky laws. (check box if applicable)

Holder Requests Delivery to be made: (check one)

[ ]	By Delivery of Physical Certificates to the Above Address

[ ]	Through Depository Trust Corporation (Account _________)

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned Chairman and Chief Executive Officer this 10th day of May, 2005.

   Ron Lusk, Chairman & CEO